Articles Of Restatement For

PANACHE BEVERAGE INC.

DOCUMENT NO. P05000000281

Panache Beverage, Inc. (the “Corporation”) restates its Articles of Incorporation:

Article I

The name of the corporation is:

Panache Beverage Inc.

Article II

The principal place of business is:

40 W. 23rd Street, 2d Floor

New York, NY 10001

The mailing address of the corporation is:

40 W. 23rd Street, 2d Floor

New York, NY 10001

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The aggregate number of shares which the Corporation shall have the authority to issue is 220,000,000 shares, of which 200,000,000 shares shall be Common Stock, par value $.001 per share, and 20,000,000 shares shall be Preferred Stock, par value $.001 per share (the “Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized to fix or alter the designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions, of such Preferred Stock as permitted by F.S.A. §607.0602 or any successor laws. The Board of Directors shall have the authority to determine the number of shares that will comprise each series of Preferred Stock. Prior to the issuance of any shares of a series of Preferred Stock, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such documents with the State of Florida as may be required by law.

Article V

The name and Florida street address of the registered agent is:

MICHAEL J. BONGIOVANNI

7951 SW 6th Street, Suite 216

Plantation, FL 33324

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: MICHAEL J. BONGIOVANNI

Article VI

Authorized Signer of Articles of Restatement:

JAMES DALE, CHAIRMAN & CEO

40 W. 23rd Street, 2d Floor

New York, NY 10001

Chairman’s Signature: JAMES DALE

Article VII

Officer(s) and/or director(s) of the corporation are:

Title: Chairman, CEO

James Dale

40 W. 23rd Street, 2d Floor

New York, NY 10001

Title: VP, Director

Agata Podedworny

337 Adelphi Street

Brooklyn, NY 11238

Title: VP, Director

Sjoerd deJong

40 W. 23rd Street, 2d Floor

New York, NY 10001

Title: Director

Brian Gordon

BDR Marketing Group, LLC

1000 Lincoln Road, Suite 200

Miami Beach, FL 33139

The date of each amendments adoption is September ___, 2011.

(1)

The amendments were adopted by the shareholders. The number of votes cast for the amendments by the shareholders was sufficient for approval.

Dated: September ____, 2011

Signature: _____________________________________

James Dale, Chairman & Chief Executive Officer

(2)

ATTACHMENT

PANACHE BEVERAGE INC.

CLASS A CONVERTIBLE PREFERRED SHARES

2,200,000 Shares

Panache Beverage Inc., a corporation organized and existing under the laws of the State of Florida (the “Corporation”), in accordance with the provisions of Section 607.0602 of the Florida Business Corporation Act, does hereby amend its Articles of Restatement (“Articles”) by filing these Articles of Amendment in order to create a new series of preferred stock designated as Class A Convertible Preferred Shares and, in connection therewith, hereby certifies:

Pursuant to authority granted to the Board of Directors by Article IV of the Articles, the Corporation shall be authorized to issue 2,200,000 shares of Class A Convertible Preferred Shares (“Class A CP Stock”), which will have the rights, preferences, privileges and restrictions granted to and imposed on such shares as set forth below.

1. Dividend Provisions.

(a) Convertible Preferred Stock. The holders of the Class A CP Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 4% per annum of the Stated Value of $.50 per share (“Stated Value”). Such dividends on the Preferred Stock shall be payable before any dividend on Common Stock. Dividends on each share of Class A CP Stock shall be cumulative from the date each share was issued whether or not declared for any reason.

(b) Common Stock. As long as any shares of the Class A CP Stock are outstanding, no dividends shall be declared or paid or set apart for payment or other distribution declared or made upon Common Stock unless the full cumulative dividends required to be paid in cash on all outstanding shares of the Class A CP Stock shall have been paid or set apart for payment with respect to the Preferred Stock. In the event of any such dividend or distribution, the holders of shares of Class A CP Stock shall participate with holders of shares of Common Stock on a pro rata basis, based on the number of shares of Common Stock held by each (assuming conversion of all such shares of Class A CP Stock into Common Stock on the terms set forth herein), in the receipt of such dividends when, as and if declared by the Board of Directors, which dividends shall be in addition to and not in lieu of the dividends on shares of Class A CP Stock set forth in Section 1(a).

2. Liquidation Preference.

(a) In the event of any Liquidation Event (as defined below), the holders of the Class A CP Stock shall be entitled to receive before any distribution or payment shall be made to the holders of Common Stock, an amount equal to the Stated Value for such shares plus all accrued but unpaid dividends, whether or not declared (the “Liquidation Preference”).

(b) If the Liquidation Preference has been paid to the holders of Class A CP Stock as set forth in Section 2.(a), the holders of Common Stock shall then be entitled to share ratably in the Corporation’s remaining assets, based on the total number of shares of Common Stock. The holders of the Class A CP Stock shall not participate in the proceeds of the liquidation of the remaining assets pursuant to this Section 2.(b).

(c) A Liquidation Event shall mean (i) a liquidation, dissolution or winding up, (ii) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) or (iii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise) hold more than 50% of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale.

(3)

3. Conversion.

(a) At the option of the holder of Class A CP Stock, the Class A CP Stock may be converted in whole into Common Stock at any time at a ratio of 1 to 2. By way of example, 100 shares of Class A CP Stock shall be converted into 200 shares of Common Stock. A holder of Class A CP Stock desiring to convert such shares to Common Stock need not convert all shares of Class A CP Stock owned at the time of conversion.

(b) Upon sale or transfer of any Class A CP Stock by the original holder to an unrelated person, the holder shall give notice to the Corporation of the number of shares transferred and the shares transferred shall automatically convert into shares of Common Stock. The holder shall surrender the certificate or certificates representing the shares being transferred in accordance with the provisions of Section 3. (c) below and new certificates shall be issued to the transferee representing the Common Shares and to the holder representing the remaining Class A CP Stock, if any.

(c) To exercise this conversion privilege, a holder of Class A CP Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name (with addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Class A CP Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Class A CP Stock being converted, shall be the “Conversion Date.” As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Class A CP Stock being converted such certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such shares of Class A CP Stock in accordance with this Section 3, certificates representing the remaining unconverted Class A CP Stock, if any, and cash as provided in Section 3.(d) in respect of any fraction of a share of Common Stock issuable upon such conversion.

(d) No fractional shares of Common Stock shall be issued upon the conversion of shares of Class A CP Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of Class A CP Stock, the Corporation shall pay to the holder of the shares of Class A CP Stock that were converted a cash adjustment based on the fair market value determined by the Board of Directors at the close of business on the Conversion Date.

(e) At the option of the Corporation, any unpaid dividends due to the holder of Class A CP Stock as of the Conversion Date may be paid in Common Stock at a price equal to the then fair market value per share of Common Stock determined by the Board of Directors of the Corporation (“Fair Market Value”). By way of example, if $80,000 of dividends have accrued and the Board of Directors determines that the Fair Market Value equals $1.00, the holder of Preferred Stock will receive an additional 80,000 shares of Common Stock.

4. Redemption.

(a) At any time after the fifth anniversary of the date of issuance of the Class A CP Stock, the Corporation shall have an obligation at the election of the holder of Class A CP Stock to redeem the Class A CP Stock, or such lesser number of shares as are then outstanding. The redemption price for each share of Class A CP Stock redeemed pursuant to this Section 4 shall be the Stated Value of Class A CP Stock plus all dividends to which such share is entitled under Section 1 hereof, up to and including the date fixed for redemption (the “Redemption Price”).

(b) The Redemption Price set forth in this Section 4 shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Class A CP Stock.

(c) At least 45 days before the date fixed for redemption pursuant to this Section 4 (hereinafter referred to as the “Redemption Date”), written notice (hereinafter referred to as the “Redemption Notice”) shall be mailed postage prepaid, to the Corporation. The Redemption Notice shall contain the following:

(i) the number of shares of Class A CP Stock held by the holder that shall be redeemed by the Corporation (but in no event shall the Class A CP Stock to be redeemed be less than all of the Class A CP Stock then owned by the holder);

(ii) the Redemption Date; and

(iii) certificate or certificates representing the shares of Class A CP Stock to be redeemed.

(d) Upon receipt of the above, the applicable Redemption Price for such shares as set forth in this Section 4 shall be paid to the order of the person or entity whose name appears on such certificate or certificates and each surrendered certificate shall be canceled and retired.

5. Voting Rights. Except as provided in Section 6, in addition to any voting rights required by law, the holder of each share of Class A CP Stock shall have the right to five votes for each share of Common Stock into which such Class A CP Stock could then be converted (not including any Common Stock which may be received pursuant to any unpaid dividends), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of the Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

8. Status of Converted Stock. In the event any shares of Class A CP Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.